      Biden Administration Announces Global Public-Private Commitment Up to $275 Million to Advance NuScale VOYGRTM Deployment in Romania at G7 Leaders Summit   United States also issues Letters of Interest for up to $4 billion in project financing; support will propel the SMR power plant project to the commencement of construction at the Doicesti site PORTLAND, Ore. – On the margins of the G7 Leaders Summit in Hiroshima, Japan, the Biden Administration announced, along with multinational partners, intentions to provide up to $275 million to advance the deployment of a NuScale Power Corporation (NYSE: SMR) VOYGR™ small modular reactor (SMR) power plant in Romania. The public- private commitments include those from the United States, Japan, Republic of Korea, and United Arab Emirates, and will support procurement of long lead materials, Phase 2 Front-End Engineering and Design (FEED) work, provision of project management expertise, site characterization and regulatory analyses, and the development of site- specific schedule and budget estimates for project execution. In addition, the U.S Export-Import Bank (EXIM) and U.S. International Development Finance Corporation (DFC) issued Letters of Interest for potential support of up to $3 billion and $1 billion, respectively, for project deployment. NuScale and RoPower Nuclear S.A. (RoPower), owned in equal shares by S.N. Nuclearelectrica S.A. (Nuclearelectrica) and Nova Power & Gas S.R.L., are currently conducting a Phase 1 FEED study to analyze the preferred site – a former coal plant in Doicesti, Romania. Following the FEED studies’ results, the companies aim to deploy a 462 MWe VOYGR-6 power plant to help Romania meet energy security and decarbonization goals. The Biden Administration’s announcement was a part of the G7 Leaders’ commitment to mobilize $600 billion in infrastructure investments under the Partnership for Global Infrastructure and Investment. “Support from the Biden Administration and international partners is a signal to energy markets around the world that NuScale SMRs are an important new technology solution to global decarbonization and that Romania has the capabilities and experience to support its deployment,” said John Hopkins, NuScale Power President and Chief Executive Officer. “We are thrilled public-private partnerships are helping deploy our leading SMR technology as soon as 2029.” Additional NuScale partners advancing the Romania project include Japan Bank for International Cooperation (Japan); DS Private Equity (Republic of Korea); EXIM Bank Romania, Nuclearelectrica, Nova Power & Gas S.R.L. (Romania); Emirates Nuclear Energy Corporation (United Arab Emirates); DFC and EXIM (United States). The announcement from the U.S. government and presence of public-private partners exemplify the global dedication to transforming the energy sector with carbon-free, reliable, baseload power like that provided by NuScale’s technology.

      Earlier this month, NuScale and Nuclearelectrica opened the first international NuScale Energy Exploration Center (E2 Center) in Europe, in collaboration with the U.S. and Romanian governments. The SMR simulator was installed at the University Politechnica of Bucharest to strengthen the strategic partnership with Romania, further Romania’s goals of becoming a leader in the secure and safe deployment of SMRs, and serve as a workforce development tool for Nuclearelectrica and the Romanian nuclear workforce. The E2 Center’s opening highlights the rapidly growing global support for NuScale as a clean energy leader. About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon- free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

      Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Investor Contact Scott Kozak, Director, Investor Relations, NuScale Power skozak@nuscalepower.com (541) 452-7583